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                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this 16th day of September, 2002 between SEI Tax Exempt Trust (the "Trust"), a Massachusetts business trust, and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.

         WHEREAS, the Trust is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and the Distributor hereby agree as follows:

         ARTICLE 1. SALE OF SHARES. The Trust grants to the Distributor the exclusive right to sell units of beneficial interest (the "Shares") of each portfolio of the Trust (each a "Fund" and, collectively, the "Funds"), as listed on Schedule A attached hereto, at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectus, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws"). The Distributor shall comply in all material respects with all applicable laws, rules and regulations in performing its duties hereunder.

         ARTICLE 2. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to offer Shares during the term of this Agreement. The Distributor shall not be prevented from entering into like arrangements with other issuers and shall not be obligated to sell any particular number of Shares. The Distributor will register as a broker or dealer under the Blue Sky Laws of all fifty (50) states of the United States.

         ARTICLE 3. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

         ARTICLE 4. REGISTRATION OF SHARES. The Trust agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to
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pay all fees associated with said registration. The Trust shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust.

         ARTICLE 5. COMPENSATION. As compensation for providing the services under this Agreement:

         (a) The Distributor shall receive from the Trust, if applicable:

             (1) such distribution and service fees as are approved by the Board of Trustees, at the rate and under the terms and conditions set forth in each distribution and/or shareholder services plan applicable to the appropriate class of Shares of each Fund, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;

             (2) all front-end sales charges, if any, on purchases of Shares of each Fund sold subject to such charges as described in the Trust's registration statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge; and

             (3) all contingent deferred sales charges ("CDSCs") applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Trust's registration statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law.

         (b) The Distributor may reallow any or all of the distribution or service fees, front-end sales charges and CDSCs which is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

         (c) The Distributor may transfer its right to the payments described in this Article 5 to third persons who provide funding to the Distributor, provided that any such transfer shall not be deemed a transfer of the Distributor's obligations under this Agreement. Upon receipt of direction from the Distributor to pay such fees to a transferee, the Trust shall make payment in accordance with such direction.

         ARTICLE 6. EXPENSES. The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales

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personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

         ARTICLE 7. INDEMNIFICATION OF DISTRIBUTOR. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor.

         In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor or any person against any liability to the Trust or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

         The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

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         ARTICLE 8. INDEMNIFICATION OF TRUST. The Distributor covenants and agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor.

         In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim subject to this indemnity provision. If the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any Shares.

         ARTICLE 9. EFFECTIVE DATE. This Agreement shall be effective upon its execution, and, unless terminated as provided, shall continue in force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting

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securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.

         ARTICLE 10. CONFIDENTIALITY. The Distributor agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders received by the Distributor in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that the Distributor may disclose such information as required by law or after prior notification to and approval in writing by Trust, which approval may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings or penalties for failure to comply.

         ARTICLE 11. ANTI-MONEY LAUNDERING. The Distributor represents that it has in place anti-money laundering procedures which comply with applicable law in jurisdictions in which Shares are distributed. Distributor agrees to notify the Trust of any suspicious activity of which Distributor becomes aware relating to transactions involving Shares. Upon reasonable request, the Distributor agrees to provide the Trust with documentation relating to the Distributor's anti-money laundering policies and process.

         ARTICLE 12. NOTICES. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at One Freedom Valley Drive, Oaks, Pennsylvania 19456, and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

         ARTICLE 13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         ARTICLE 14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

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         ARTICLE 15. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 16. SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         ARTICLE 17. LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.


SEI TAX EXEMPT TRUST

By: /s/Timothy D. Barto
    ----------------------------------------

Name:    Timothy D. Barto, Vice President
     ---------------------------------------

Attest:  /s/Jacqueline Bardyn
       -------------------------------------

Name:    Jacqueline Bardyn
     ---------------------------------------

SEI INVESTMENTS DISTRIBUTION CO.

By:  /s/Todd Cipperman
    ----------------------------------------

Name:    Todd Cipperman, Vice President
    ----------------------------------------

Attest:  /s/Jacqueline Bardyn
       -------------------------------------

Name:    Jacqueline Bardyn
     ---------------------------------------

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                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002
                                     BETWEEN
                              SEI TAX EXEMPT TRUST
                                       AND
                        SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:

Intermediate-Term Municipal Fund
California Municipal Bond Fund
Massachusetts Municipal Bond Fund
New Jersey Municipal Bond Fund
New York Municipal Bond Fund
Pennsylvania Municipal Bond Fund
Tax Free Fund
Institutional Tax Free Fund
Pennsylvania Tax Free Fund
California Tax Exempt Fund
Massachusetts Tax Free Money Market Fund